Exhibit 10.18

                                 Lease Agreement

                                 LEASE AGREEMENT

THIS INDENTURE OF LEASE, made on the 22nd day of August 1997, by STOCKING WORKS ASSOCIATES, a Pennsylvania Limited Partnership with Offices at 301 South State Street, Newtown, Pennsylvania (hereinafter called "Landlord") and Collagenex Inc., A Delaware Corporation with offices also at The Stocking Works, 301 South State Street, Newtown, Pennsylvania (hereinafter called "Tenant"),

                                   WITNESSETH:

LEASED PREMISES : Landlord hereby leases to Tenant and Tenant hereby rents from Landlord that portion of the building premises (hereinafter called the "premises", "leased premises" or "demised premises") more fully described as a portion of those offices as shown on Exhibit A attached hereto which are currently occupied by Ashmead Associates and which are located on the first floor of the south wing of 301 South State Street which is a part of The Stocking Works complex (a three building - two existing and one to be built - compound situated on approximately four and one half acres) closest to Sterling Street together with the right to the non exclusive use, in common with others entitled to use same, of all such automobile parking areas, driveways, malls courts, corridors and footways, loading facilities and other facilities as may be designated by Landlord, subject however to the terms and conditions of this Indenture of Lease and the General Lease Provisions attached hereto and made a part hereof (hereinafter collectively referred to as "Lease"), and to reasonable rules and regulations for the use thereof prescribed from time to time by the Landlord.

LENGTH OF TERM : This lease shall commence on the date of possession and expire one (1) year from the Rental Commencement Date set forth below or, provided that the Rental Commencement Date falls on a day other than the first day of a month, one year plus that period between the odd day on which the first year anniversary of the Rental Commencement Date falls and the first day of the following month.

POSSESSION : For purposes of this lease, possession is defined as September 1, 1997


                                       I

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RENTAL  COMMENCEMENT  DATE :  Minimum  Rent and the  Tenant's  Share  of  Taxes,
Insurance and Operating Costs, as set forth below, will become due and payable on the date of Possession of the premises as set forth above, said date being referred to herein as the "Rental Commencement Date".

MINIMUM RENT : The fixed minimum rent for each year of the term of this lease shall be THIRTEEN THOUSAND FIVE HUNDRED DOLLARS ($13,500.00) payable in twelve
(12) equal monthly installments due on or before the first day of each month, in advance, at the office of the Landlord or at such other place as may be designated by Landlord from time to time, without any prior demand therefore and without any deduction or setoff whatsoever. In the event that the term of this lease shall commence on a day other than the first day of a month, Tenant shall pay fixed minimum rent in advance for the fractional month on a per diem basis calculated on the basis of a thirty (30) day month.

TENANT'S MINIMUM SHARE OF TAXES, INSURANCE AND OPERATING COSTS : During each year of this lease, or part thereof, Tenant shall pay to Landlord as a minimum, that amount of the Landlord's property taxes, insurance and operating costs as described in Section 4.02 of the attached General Lease Provisions reasonably allocated to the building in which the leased premises is located. Tenant's share of said taxes, insurance and operating costs will be calculated by multiplying the total of said operating costs allocated to the building in which the leased premises are located by the percentage arrived at by dividing the square footage of the leased premises by the total square footage of the building in which the leased premises is located. During the first year of occupancy it is estimated that this calculation will result in an expense equal to FIVE THOUSAND FOUR HUNDRED DOLLARS ($5,400.00) which shall be payable by Tenant in equal monthly installments together with Tenant's minimum rent.

USE OF PREMISES : Tenant shall use the leased premises, subject to the provisions of the Lease Agreement attached hereto, solely as an office. Tenant will be responsible for obtaining all occupancy, use, and other like approvals necessitated by Tenant's use of the Premises.

SECURITY DEPOSIT : None.


                                       II

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CONSTRUCTION : Tenant  acknowledges  that after the date it takes  possession of the Premises construction will be required within the Premises in order to bring the space up to regulatory building codes in conjunction with the expansion of PaineWebber's offices into the offices adjoining the Premises. While Landlord will make every effort to keep disruptions to a minimum during the time said construction takes place Tenant agrees to allow said construction to take place and will not hinder nor delay said construction.

LEASE DOCUMENTS : In addition to this Lease Agreement, this Lease shall for all purposes be deemed to include as though set out in full within this Lease Agreement the following attached document: General Lease Provisions consisting of forty four (44) pages and one exhibit.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.


                                     TENANT


WITNESS  /s/ Carol Nielsen                  By  /s/ Nancy Broadbent
        -------------------------              ---------------------------------


WITNESS                                     Attest
        -------------------------                  -----------------------------


                                            STOCKING WORKS ASSOCIATES


                                            By  /s/ Kenneth S. Sweet, Jr.
                                               ---------------------------------
                                                          Partner


                                            Attest
                                                   -----------------------------


                                      III